EXHIBIT 11

                   COMPUTATION OF FULLY DILUTED EARNINGS PER
                 SHARE UNDER TREASURY STOCK METHOD SET FORTH
                IN ACCOUNTING PRINCIPLES BOARD OPINION NO. 15

                                                     For Quarter Ended
                                            ________________________________________
                                            September 30, 1994   September 30, 1993*
                                            ___________________  ___________________
  Number of shares on which earnings
  (loss) per share is based:
   Average outstanding during period           586,270,999            572,531,607

  Add - Incremental shares under stock
  option and stock purchase plans                5,584,543                     --

      - Incremental shares related to
  5 3/4% CGI convertible bonds                   7,715,388                     --
                                               ___________          _____________

  Number of shares on which fully diluted
  earnings (loss) per share is based           599,570,930            572,531,607
                                              ============          =============

  Net earnings (loss) available to
  common shareholders (millions)                   $   689                 $  (70)


      - Net earnings (loss) effect of
  interest on 5 3/4% CGI convertible
  bonds (millions)                                       5                     --
                                              ____________           ____________

  Net earnings (loss) on which fully
  diluted earnings per share
  is based (millions)                              $   694                 $  (70)
                                              ============           ============

  Fully diluted earnings (loss) per share          $  1.16                 $ (.12)

  Published earnings (loss) per share              $  1.18                 $ (.12)

  * In 1993, incremental shares under stock plans and the effect of the convertible bonds were not considered for the fully diluted earnings
    (loss) per share calculation due to their antidilutive effect.
    As such, the amounts reported for published and fully diluted earnings
    (loss) per share are the same.

                   COMPUTATION OF FULLY DILUTED EARNINGS PER
                 SHARE UNDER TREASURY STOCK METHOD SET FORTH
                IN ACCOUNTING PRINCIPLES BOARD OPINION NO. 15 - (CONTINUED)

                                                  For Nine Months Ended
                                          ________________________________________
                                          September 30, 1994   September 30, 1993*
                                          ___________________  ___________________

  Number of shares on which earnings
  (loss) per share is based:
   Average outstanding during period         584,126,591           571,093,151

  Add - Incremental shares under stock
  option and stock purchase plans              3,659,358                    --


      - Incremental share related to
  5 3/4% CGI convertible bonds                 7,715,392                    --
                                          ______________       _______________

  Number of shares on which fully diluted
  earnings (loss) per share is based         595,501,341           571,093,151
                                          ==============       ===============

  Net earnings (loss) available to
  common shareholders (millions)                 $ 1,727              $ (8,510)

      - Net earnings (loss) effect of
  interest on 5 3/4% CGI convertible
  bonds (millions)                                    14                    --
                                          ______________        ______________

  Net earnings (loss) on which fully
  diluted earnings per share
  is based (millions)                            $ 1,741              $ (8,510)
                                          ==============        ==============

  Fully diluted earnings (loss) per share        $  2.92              $ (14.90)

  Published earnings (loss) per share            $  2.96              $ (14.90)

  * In 1993, incremental shares under stock plans and the effect of the convertible bonds were not considered for the fully diluted earnings
    (loss) per share calculation due to their antidilutive effect.
    As such, the amounts reported for published and fully diluted earnings
    (loss) per share are the same.


                                    - 18 -